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                                                                    Exhibit 10.4

                            MEMBER-LINK SYSTEMS, INC.
                              CONSULTING AGREEMENT

                                       FOR

                       ENTERPRISE INTEGRATION CORPORATION

                    Consulting Agreement Number: MLS-EIC-CA01


THIS CONSULTING AGREEMENT (hereinafter "AGREEMENT") is made and entered into as of the 27th day of August, 1998, by and between Member-Link Systems, Inc. (hereinafter "MLS"); a New York corporation with business address of 1615 L Street, NW; Suite 1150; Washington, DC 20036; and Enterprise Integration Corporation and (hereinafter "CONSULTANT"), a Louisiana corporation with business address of One Montrose Metro; 11921 Rockville Pike; Suite 503; Rockville, Maryland 20852.

WHEREAS, MLS proposes to perform work for itself and for various customers, and such work may require that it obtain specialized consulting services and;

WHEREAS, CONSULTANT warrants and represents that it has the knowledge, education, experience, qualifications, capabilities, and resources to render computer/communications systems integration-related technical, management, and business development services, and does desire to render such types of services;

NOW THEREFORE, in consideration of the premises and the promises stated herein, MLS and CONSULTANT (hereinafter "BOTH PARTIES") hereto do mutually agree to the following articles:


ARTICLE 1. TYPE OF AGREEMENT

This is an indefinite-delivery/indefinite-quantity (ID/IQ) AGREEMENT for consulting services that will be obtained by individual purchase orders that may be issued hereunder. Each purchase order will, at a minimum, set forth the period of performance, invoice and payment terms, contract type and price, scope of work, milestones and deliverables, and any amendments to the terms and conditions of this general AGREEMENT. CONSULTANT may not incur costs until a purchase order has been issued and signed by authorized MLS personnel. Each specific purchase order executed under this AGREEMENT, together with this general executed AGREEMENT, constitutes a binding contract between BOTH PARTIES. The following MLS representatives are authorized to issue purchase orders to
CONSULTANT: Mr. Hans Kastensmith (Chief Executive Officer), who may be reached at DIRECT TEL: (202) 467-3906; MAIN TEL: (202) 530-5545, and MAIN FAX: (202)
530-5546.


ARTICLE 2. TERM

The term of this AGREEMENT is from August 27, 1998 to August 26, 1999, and will automatically renew on a yearly basis, unless modified in writing and signed by BOTH PARTIES or sooner terminated in accordance with Article 8 (TERMINATION) hereof; provided, however, that Article 7



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(PROPRIETARY AND CONFIDENTIAL INFORMATION) shall survive the termination of this
AGREEMENT.


ARTICLE 3. NATURE OF RELATIONSHIP

CONSULTANT shall at times be, and shall act as, an independent contractor and shall not have any right, power, or authority to create an obligation, expressed or implied, on behalf of MLS, except to the extent provided herein. Nothing in this AGREEMENT shall be deemed, held, or construed as creating a partnership, pooling arrangement, or joint enterprise for any purpose.

CONSULTANT is not an employee of MLS, and thus shall not be subject to the provisions of MLS's employee relations policies or entitled to benefits thereunder. This AGREEMENT and all purchase orders issued under this AGREEMENT, unless mutually-agreed upon in a signed amendment by BOTH PARTIES, shall be independent of any or all other MLS contracts and the terms and conditions of those contracts. CONSULTANT shall be solely liable for filing all applicable returns and paying all applicable taxes and insurance. MLS will not take deductions from fees for this purpose.

CONSULTANT is not required to perform exclusively for MLS. This AGREEMENT shall in no way limit or restrict CONSULTANT from entering into similar or different agreements with other parties, so long as the PROPRIETARY AND CONFIDENTIAL INFORMATION clauses are maintained with MLS. CONSULTANT hereby agrees that it will not, during the term of this AGREEMENT, knowingly participate in any effort that is competitive with the work set forth in any issued purchase order.

CONSULTANT may perform the work specified in a purchase order issued under this AGREEMENT at its own facilities and on its own time schedule, unless specified otherwise in an issued purchase order and contingent upon meeting the milestone and deliverable requirements specified in the purchase order. No classified work is expected to be performed under this AGREEMENT. If, however, such work is required, the security requirements will be expressed in an issued purchase order.

CONSULTANT warrants that no person or selling agency has been employed or retained to solicit or secure this AGREEMENT upon any understanding for a commission, percentage, contingency, or brokerage fee. No member or delegate to Congress, nor public official, shall be admitted to any share or part of this AGREEMENT or to any benefit that may arise therefrom. CONSULTANT agrees to comply with all applicable laws and regulations in performing under this AGREEMENT.


ARTICLE 4. TYPES OF SERVICES

CONSULTANT shall render to MLS professional computer/communications systems integration-related consulting services and advice of such nature for such purposes and at such times as are mutually agreed upon by BOTH PARTIES hereto. The types of services that shall be made available to MLS by CONSULTANT may include, but are not limited to, technical services, management services, and business development services, as follows:

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Technical Services

o Analysis Technical Services (e.g., As-Is & To-Be Business Modeling, Functional & Technical Requirements Analysis)

o Engineering Technical Services (e.g., Architecture & Product Evaluation, Network & System Design)

o  Implementation Technical Services (e.g., Acquisition &
   Installation/Configuration, Application Customization & Testing)

o  Support Technical Services (e.g., Operations & Maintenance, Training & Help
   Desk)

Management Services

o Work Management Services (e.g., Work Breakdown, Milestone/Deliverable Definition)

o  Schedule Management Services (e.g., Project Scheduling, Schedule Viewing)

o  Resource Management Services (e.g., Team Staffing, Staff Augmentation)

o  Cost Management Services (e.g., Budgeting, Tracking)

Business Development Services

o  Proposal Assistance

o  Presentation Assistance

o  Marketing Materials Assistance

Documentation (e.g., plans, reports) corresponding to the above services will be provided to MLS by CONSULTANT in both draft and final format. All draft and final documentation will be submitted to MLS in both hard copy and in a mutually-agreeable, on-line computer file format.

Subject to the terms and conditions of this AGREEMENT, MLS agrees to purchase exclusively from EIC, from time to time, as required, integration services, or any component thereof, as described above. In accordance with this right of first refusal, EIC agrees to respond promptly within seven (7) working days to any written request for proposal by MLS to purchase services from EIC. In the event EIC chooses not to respond, nothing will prohibit MLS from selecting services similar to services defined from other vendors.


ARTICLE 5. STANDARD RATES

For time & material (T&M) purchase order contracts, the standard CONSULTANT rates are as follows:


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Consultant                                  Commercial              Government
Labor Category                              Hourly Rate             Hourly Rate
--------------                              -----------             -----------

Principal Operations Staff II               $145                    $125
Principal Operations Staff I                $135                    $115
Senior Operations Staff II                  $125                    $105
Senior Operations Staff I                   $115                    $95
Operations Staff II                         $105                    $85
Operations Staff I                          $95                     $75
Associate Operations Staff II               $85                     $65
Associate Operations Staff I                $75                     $55
Junior Operations Staff II                  $65                     $45
Junior Operations Staff I                   $55                     $35


Discounted hourly rates may be negotiated under special conditions, such as for a monthly retainer agreement. Each cost-plus-fixed-fee (CPFF) and firm-fixed-price (FFP) contract must be negotiated on a case-by-case basis. No other direct costs (ODCs) may be incurred or will be paid without expressed written permission granted by MLS on a case-by-case basis.


ARTICLE 6. STANDARD INVOICE/PAYMENT TERMS

CONSULTANT will prepare and submit invoices to MLS a maximum of twice a month. Payment from MLS to CONSULTANT for each invoice is due a maximum of 10 calendar days from the date MLS receives payment from its paying direct customers/contractors, and no later than 90 days after submission of the invoice. All MLS checks to the CONSULTANT will be made to Enterprise Integration Corporation (EIC) at One Montrose Metro; 11921 Rockville Pike; Suite 503; Rockville, Maryland 20852. If there are any questions, Mr. Neil Kleinberg will be the CONSULTANT point-of-contact and may be reached at (301) 998-3245.

Each CONSULTANT invoice to MLS must reference the MLS purchase order number, MLS CONSULTING AGREEMENT number, CONSULTANT'S name, mailing address, type of contract, amount currently invoiced, total contract value, amount invoiced to date, and amount outstanding.

Each invoice must be accompanied by a Status Update that will include the work accomplished during the current period, the work planned for the next period, and any alerts encountered with responsive actions.


ARTICLE 7. PROPRIETARY AND CONFIDENTIAL INFORMATION

CONSULTANT shall not use, duplicate, or divulge, in any way, any proprietary or confidential information belonging to or supplied by or otherwise made available by MLS, with the exception of such disclosure needed for the performance of work specified in a purchase order issued hereunder or at the direction of MLS. All customer-specific information prepared or originated by CONSULTANT in the performance of work specified under a purchase order issued hereunder shall become and remain the property of MLS.

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CONSULTANT, however, maintains all rights to the ideas, concepts, contents, and enhancements of the "Services and Products for Enterprise-Wide Customer Solutions (SPECS)" methodology and other information previously conceived by CONSULTANT before entering into this AGREEMENT. MLS may only use such proprietary and confidential information of CONSULTANT with expressed written permission granted by CONSULTANT on a case-by-case basis.


ARTICLE 8. TERMINATION

Except as otherwise provided under Article 7 (PROPRIETARY AND CONFIDENTIAL INFORMATION), MLS or CONSULTANT may terminate this AGREEMENT, in whole or In part, for convenience or any other reason with 30 calendar days written notice. Termination of this AGREEMENT shall not affect those obligations already initiated by either party; thus, if a purchase order has already been signed, the AGREEMENT, as well as the terms and conditions of the purchase order, will remain active and in effect through completion of the work specified within the purchase order and for all due payments to CONSULTANT.


ARTICLE 9. MODIFICATIONS

This AGREEMENT (with each related purchase order) constitutes the entire AGREEMENT of BOTH PARTIES hereto, and all previous interactions between the parties, whether written or oral, with reference to the subject matter of this AGREEMENT are hereby canceled and superseded. This AGREEMENT may not be modified, except in writing and signed by authorized representatives of BOTH PARTIES.


ARTICLE 10. HEADINGS

The article headings included herein are inserted only for convenience and reference, and in no way define, limit, or describe the scope of the AGREEMENT or the intent of any provisions hereof.





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ARTICLE 11. AUTHORIZED SIGNATURES

IN WITNESS WHEREOF, MLS has caused this AGREEMENT to be signed in its name and on its behalf by its representative thereunto duly authorized, and CONSULTANT has caused this AGREEMENT to be signed in its name and on its behalf by its representatives thereunto duly authorized as of the day and year.


         AUTHORIZED MLS EXECUTIVE

         NAME:             James Wholey
                           ------------------------------------
         SIGNATURE:        /s/ James Wholey
                           ------------------------------------
         TITLE:            General Counsel
                           ------------------------------------
         DATE:             10/19/98
                           ------------------------------------


         AUTHORIZED CONSULTANT REPRESENTATIVE

         NAME:             Neil A. Kleinberg
                           ------------------------------------
         SIGNATURE:        /s/ Neil A. Kleinberg
                           ------------------------------------
         TITLE:            Executive Vice President, Operations
                           ------------------------------------
         DATE:              10/2/98
                           ------------------------------------



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